Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Telecom & Technology Reports Fourth Quarter
and Year End 2006 Results
Newly Integrated Company’s Global Multi-Network Operator Model
Accelerates Revenue Growth
MCLEAN, Va., March 28, 2007 — Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global Multi-Network Operator (MNO), today reported results for the fourth quarter and twelve months ended December 31, 2006.
•	Revenue growth accelerates in fourth quarter — revenue increases 12.5 percent over year ago period

•	Adjusted EBITDA improvements in fourth quarter performance demonstrates operational leverage in merged entity

•	Promissory notes extended to April 2008

•	Company completes restructuring plan

•	Sales force to be increased to take advantage of growing MNO opportunities
On October 15, 2006, Mercator Partners Acquisition Corp. acquired U.S. based Global Internetworking (“GII”) and U.K. based European Telecom & Technology (“ETT”) and renamed the combined entity GTT. GTT is a Multi-Network Operator — a facilities-free, technology-neutral telecommunications provider with operations in the Americas and in Europe, the Middle East and Asia. GTT serves over 200 customers with services delivered to more than 50 countries.
In this press release, in order to provide investors with useful information regarding GTT’s results of operations, in addition to presenting GTT’s results of operations prepared according to U.S. Generally Accepted Accounting Principles (“GAAP”), GTT is also presenting the arithmetic combination of the results of operations of GTT, GII and ETT for the periods presented, which GTT refers to as “non-GAAP combined” financial information. See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information.”

Commenting on the company’s newly integrated business, H. Brian Thompson, executive chairman and interim CEO said, “Our fourth quarter and year end report marks our initial period of operations as a combined global Multi-Network Operator. We are seeing tremendous demand for alternative telecommunication services from enterprise, service providers and network carriers. Our asset-light, multi-network approach enables GTT to seamlessly provide competitive, best in class services not limited to any single network footprint, technology or vendor. In addition to designing unique connectivity solutions for our customers, we provide a complete communications solution by integrating, managing and supporting all aspects of these various networks on our customers’ behalf. As network demands and complexities grow, GTT is uniquely positioned for solid growth. Our future is bright and we believe customers, investors and employees alike will benefit as we grow the company.”
Financial Highlights
Financial highlights from the quarter and the full year ended December 31, 2006 include:
(dollars in millions except per share information)
Note: Prior to the acquisitions in October 2006 the company had no material business or operations.

	Q4 2006	Q4 2005		FY 2006	FY 2005
Revenue (a)	$10.5	$0		$10.5	$0

Non-GAAP

Combined Revenue (b)	$13.5 (c)	$12.0		$52.0 (c)	$50.0

Adjusted EBITDA (d)	$(0.3)	$(0.6)		$(1.1)	$(1.1)

Net income (loss)	$(5.7)	$1.6	(e)	$(1.8)	$1.4	(e)

Net income (loss) per share	$(0.45)	$0.14	(e)	$(0.15)	$0.16	(e)

(a)	Reflects revenues of GTT for the periods presented. Prior to the acquisition of GII and ETT (the “Acquisitions”), GTT had no material business or operations.

(b)	Reflects the arithmetic combination of the revenues of GTT, GII and ETT for the periods presented. See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information” for more information regarding the computation of these revenues. See the tables attached to this press release for more information regarding the revenues, computed under U.S. GAAP, of GTT, GII and ETT for those periods.

(c)	Includes $0.8 million of deferred revenues received in the relevant periods that were recorded as goodwill net of cost in connection with the Acquisitions. See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Revenue.”
(d)	See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.
(e)	Net income for these periods resulted from interest income generated by the trust account established to hold the net proceeds of the company’s initial public offering. Net income was affected by the non-cash impact of the gain in derivative value of the outstanding warrants during these periods.
Operations Update
“In the five months since we launched GTT, we have focused on two initiatives: integration of our Americas and EMEA operations, and an aggressive effort to upsell our existing customers GTT’s full set of services while also targeting new enterprise and carriers accounts that have transcontinental and emergent data communication needs — opportunities ideally suited for our MNO model,” said Mr. Thompson.
“We have made good progress toward these goals,” added Thompson. “We have organized the company so that there is a global sales function focused on identifying transcontinental opportunities. To facilitate new enterprise sales, we have implemented our EMEA team’s successful enterprise model into our North American sales processes. We are coordinating our carrier-relations efforts on a global basis which we believe will enhance our ability to analyze supplier information and identify lower-cost supplier options. And, our operations and provisioning team has been structured to ensure that we provide world-class service for our multi-national services. Our two Network Operating Centers (NOCs) have been integrated and we are now able to offer 24x7x365 support including multi-lingual assistance. Finally, CMDTM, our proprietary software tool that represents a very critical part of our ability to source, quote and manage our services has been installed into our London facility and we are in the process of enhancing it to include network Point-of-Presence and other carrier data for Europe and Asia. We have done well during the transition period but still have much to achieve. I am optimistic that with continued operational execution, the additions to our sales staff and prudent financial management, our business will thrive in 2007.”

Fourth Quarter 2006 compared to Fourth Quarter 2005
For the 2006 fourth quarter, reported GAAP revenue of $10.5 million resulted from the operations of GII and ETT commencing on October 16, 2006, the date of the acquisitions. As an acquisition vehicle, GTT had no substantial operations in the quarter ended December 31, 2005, and the 2006 fourth quarter results reflect the completion of the Acquisitions during the period. On a non-GAAP combined basis, 2006 fourth quarter combined adjusted revenue was $13.5 million, representing a 12.5% increase over 2005 fourth quarter non-GAAP combined revenue of $12.0 million. The company’s revenue results were driven by increased global sales to both new and existing customers in the enterprise and carrier markets through the company’s direct sales force.
Reported gross margin for the 2006 fourth quarter was 25.7 percent, with no applicable gross margin in the 2005 fourth quarter because GTT had no material operations or business during that period. For the 2006 fourth quarter, non-GAAP combined gross margin of 29.1 percent was a slight decrease from the 2005 fourth quarter gross margin of 29.7 percent. Non-GAAP combined gross margin includes the effect of $0.1 million of cost of revenues arising from the deferred revenues added to non-GAAP combined revenue. See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Gross Margin.” Gross margins were positively affected by improved supplier pricing in the US but were offset by the expiration of higher margin enterprise customer contracts in Europe.
On a GAAP basis, selling, general and administrative (“SG&A”) expenses for the 2006 fourth quarter of $3.4 million reflected the operations of the acquired business and corporate costs beginning October 16, 2006, compared to $0.1 million for the 2005 fourth quarter, when GTT had no material operations or business. For the fourth quarter 2006, non-GAAP combined SG&A of $4.2 million was essentially flat compared to the $4.2 million of expense in the 2005 fourth quarter. Fourth quarter 2006 SG&A expenses exclude approximately $0.5 million of option exercise expenses resulting from the Acquisitions.
On a combined basis, headcount for the company increased slightly from 90 in 2005 to 92 in 2006. In addition, the company began recognizing costs in the fourth quarter of 2006 due to its status as a publicly-traded entity with material business operations.

Adjusted EBITDA for the 2006 fourth quarter of $(0.3) million reflected an improvement over the $(0.6) million in Adjusted EBITDA for the 2005 fourth quarter. See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA.” On a non-GAAP combined basis the accelerated revenue growth from operations during the 2006 fourth quarter reduced SG&A as a percentage of revenue to 31.0 percent from 34.6 percent in the 2005 fourth quarter, contributing to improved Adjusted EBITDA performance. The company believes that the improved Adjusted EBITDA performance reflects its ability to leverage its existing platform to drive revenue and margin expansion.
In the 2006 fourth quarter, the company’s net loss was $(5.7) million, or $(0.45) per share, compared to 2005 fourth quarter net income of $1.6 million or $0.14 per share. The net loss in the 2006 fourth quarter was driven mainly by operating loss following the Acquisitions and the non-cash impact of the change in derivative value of outstanding warrants during the 2006 fourth quarter.
“The fourth quarter represented a transition period for GTT,” said Mr. Thompson. “We were pleased to generate double-digit top-line growth in the initial quarter during which we consummated the acquisitions of GII and ETT, and we expect that given what we perceive to be the robust demand for our services, we will move closer to our target 20 to 30 percent revenue growth objectives in the coming quarters. I am confident that 2007 will provide shareholders and customers evidence that GTT is emerging as a leading alternative telecom service provider.”
The company also announced it had completed a restructuring aimed at creating a more efficient organization by reducing overhead and increasing its investment in meeting demand for new customers. The company plans to increase its existing sales force by ten people between Europe and the US during the first half of 2007 while consolidating certain corporate functions. The company expects to take a charge related to restructuring in 2007, with the majority of it occurring in the first quarter.
Additionally, the company announced it had extended the maturity of $5.9 million in promissory notes previously due on June 2007 to April 2008.

Full Year 2006 compared to Full Year 2005
On a GAAP basis, GTT reported revenue of $10.5 million for the full-year ended December 31, 2006. As previously mentioned, GTT had no substantial operations in the year ended December 31, 2005, and the 2006 results reflect the completion of the Acquisitions in October 2006. On a non-GAAP combined basis, full year 2006 combined adjusted revenue of GII and ETT was $52.0 million, which was a 4 percent increase over non-GAAP combined 2005 full year revenue. The growth in new sales in 2006 was offset somewhat by customer contract expirations in Europe following the restructuring of a large multinational corporate customer’s European operations.
Reported gross margin for the full year ended December 31, 2006 was 25.7 percent of revenue with no comparable reported gross margin for the reported full year 2005. On a non-GAAP combined basis, 2006 full year gross margin was 29.4 percent compared with 30.0 percent in the prior year. The slight decline in 2006 gross margin was caused by the same factors described above with respect to the 2006 and 2005 fourth quarters.
On a GAAP basis, SG&A expenses for 2006 of $4.0 million reflected the operations of the acquired companies and corporate costs beginning October 16, 2006, compared to $0.4 million for 2005, when GTT had no material operations or business. On a non-GAAP combined basis, SG&A for the full year of $16.4 million increased from $16.1 million in SG&A for the full year ended December 31, 2005. Full year 2006 SG&A results exclude approximately $0.5 million of option exercise expenses resulting from the acquisitions of GII and ETT. Full year 2006 SG&A expenses increased compared to 2005 SG&A expenses due to the same factors described above with respect to the 2006 and 2005 fourth quarters.
Net loss for full year 2006 was ($1.8) million, compared to a profit of $1.4 million for the corresponding period in 2005. Net loss per share for the year ended December 31, 2006 was $(0.15) compared to a net income per share of $0.16 in the year ago period. The 2005 profit was derived from a positive derivative valuation impact and interest income on the trust fund originally established by Mercator Partners Acquisition Corp. to hold funds that could be used in merger or acquisition activity. The net loss for the full year 2006 was driven mainly by operating loss following the Acquisitions and the non-cash impact of the change in derivative value of outstanding warrants for the year.
Full Year 2007 Forecast
For the full year of 2007, total revenues from the company’s operating subsidiaries are expected to be in the range of $62 million to $68 million. Gross margins are expected to be in the 28% to 30% range with selling, general and administrative expenses in the range of $17 million to $18 million excluding restructuring and severance costs and $0.5 million in non-cash equity compensation.
Conference Call Information
The company will discuss its results and guidance on its quarterly conference call Thursday, March 29, 2007, at 8:30 a.m. Eastern Time (5:30 a.m. PT). To hear the conference call live, dial 800.310.6649 or +1.719.457.2693, enter passcode 6408576 and asking for the GTT call. A simultaneous live Webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relation section of the site. A replay of the call will be available beginning on Thursday, March 29, 2007, at approximately 11:00 a.m. ET until Monday, April 2, 2007. Interested parties can access the call replay by dialing 888.203.1112 or +1.719.457.0820 and using the passcode 6408576. In addition, the Webcast will be available on the company’s Web site at www.gt-t.net beginning on Tuesday April 3, 2006.
About GTT
Formed in October 2006, following the acquisition by Mercator Partners Acquisition Corp. of Global Internetworking Inc and European Telecommunications & Technology Limited, Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT) is a new type of service provider: a Multi-Network Operator (“MNO”).
As a Multi-Network Operator, GTT does not own the infrastructure upon which its services are provided. Instead, GTT designs solutions based on its customer’s requirements, using a combination of telecommunications networks and technologies. Unlike traditional network centric carriers, GTT provides best-of-breed solutions by procuring, integrating and managing components of these various networks on its customers’ behalf. GTT has taken the inherent advantages of the Multi-Network Operator approach to a new level through a combination of powerful network design and pricing tools; a global service footprint; a deep and broad set of strategic vendor relationships; and above all, an expert team committed to delivering outstanding end-to-end customer service.
Headquartered in McLean, Virginia and with offices in London, Paris, Dusseldorf, New Delhi, and New York, GTT provides a global service footprint covering more than 50 countries, and it has more than 200 customers and in excess of 100 carrier partnerships around the world. For more information visit the GTT web site: http://www.gt-t.net
Forward-Looking Statements
Some of the statements made by GTT in this press release, including without limitation statements regarding GTT’s anticipated future growth, financial performance and potential mergers and acquisitions activity, are forward-looking in nature. GTT intends that any forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be covered by the safe harbor provisions for such statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. GTT believes that these risks include, but are not limited to: GTT’s ability to develop and market new products and services that meet customer demands and generate acceptable margins; GTT’s reliance on several large customers; the complexities of carrying on business on an international basis; GTT’s ability to negotiate and enter into acceptable contract terms with its suppliers; GTT’s ability to attract and retain qualified management and other personnel; continued development of GTT’s information technology platforms; failure of the third-party communications networks on which GTT depends; GTT’s ability to successfully complete the integration of its operating companies following the acquisitions; and competition and other risks associated with the communications sector in general and the multi-network operator sector in particular. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission in November 2006, and in GTT’s other annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.
Media Inquiries:
Andrew Goldsmith
Vice President of Marketing, Strategy and Business Development
+1 703 442 5500
andrew.goldsmith@gt-t.net
Investor Inquiries:
Trish Drennan
Investor Relations
+1.703.725.7625
tdrennan@gt-t.net

Global Telecom & Technology Fourth Quarter and Year End 2006 Financial Results

	December 31, 2006	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents (including $533,348 in certificates of deposit)	$3,779,027	$1,383,204
Restricted cash (including $138,000 in certificates of deposit)	10,287,180	54,657,439
Accounts receivable, net	7,687,544	—
Income taxes receivable	417,110
Deferred contract costs	591,700	—
Prepaid expenses and other current assets	970,821	60,244

Total current assets	23,733,382	56,100,887

Property & equipment, net	890,263	—
Other assets	1,075,063	—
Intangible assets, subject to amortization	11,117,721	—
Goodwill	61,458,599	—

Total assets	$98,275,028	$56,100,887

LIABILITIES

Current liabilities:
Accounts payable	$13,892,664	$148,033
Notes payable	6,519,167	—
Unearned and deferred revenue	2,930,639	—
Regulatory and sales tax payable	297,251	—
Income taxes payable	339,694	56,000
Derivative liabilities	8,435,050	6,507,700
Accrued expenses and other current liabilities	2,333,178	—

Total current liabilities	34,747,643	6,711,733

Long-term obligations, less current maturities	4,000,000	—
Long-term deferred revenue	190,778	—
Deferred tax liability	4,231,762	—

Total liabilities	43,170,183	6,711,733

Common stock, subject to possible conversion to cash	11,311,658	10,926,022

Commitments and contingencies (Note 13)

Stockholders’ equity:

Preferred stock, par value $.0001 per share, 5,000 shares authorized, no shares issued	—	—
Common stock, par value $.0001 per share, 80,000,000 and 40,000,000 shares authorized, 11,011,932 and 1,150,100 shares issued and outstanding (in 2006 excluding 2,114,942 shares subject to possible to cash conversion)	1,101	115
Common stock, Class B, par value $.0001 per share, 0 and 12,000,000 shares authorized, 0 and 8,465,058 shares issued and outstanding (in 2005 excluding 2,114,942 shares subject to possible conversion to cash)	—	847
Additional paid-in-capital	44,049,553	37,087,542
Retained earnings (deficit)	(478,220)	1,369,061
Accumulated other comprehensive income	220,753	5,567

Total stockholders’ equity	43,793,187	38,463,131

Total liabilities and stockholders equity	$98,275,028	$56,100,887

		For the period from
		Inception (January 3,
	For the Year Ended	2005) to
	December 31, 2006	December 31, 2005
Revenue:
Telecommunications services sold	$10,470,502	$—

Operating expenses:
Cost of telecommunications services provided	7,784,193	—
Selling, general and administrative expense	3,981,423	358,892
Depreciation and amortization	521,854	—

Total operating expenses	12,287,470	358,892

Operating loss	(1,816,968)	(358,892)

Other income (expense):
Interest income, net of expense	2,108,716	1,258,203
Other income, net of expense	(17,591)	—
Derivative financial instruments	(1,927,350)	776,750

Total other income (expense)	163,775	2,034,953

Income (loss) before income taxes	(1,653,193)	1,676,061
Provision (benefit) for income taxes	194,088	307,000

Net(loss) income	$(1,847,281)	$1,369,061

Net(loss) income per share:
Basic and diluted	$(0.15)	$0.16

Weighted average shares:
Basic and diluted	12,008,854	8,434,067

	Three Months Ending
	December 31, 2006	December 31, 2005
Revenue:
Telecommunications services sold	$10,470,502	$—

Operating expenses:
Cost of telecommunications services provided	7,784,193	—
Selling, general and administrative expense	3,402,954	145,753
Depreciation and amortization	521,854	—

Total operating expenses	11,709,001	145,753

Operating loss	(1,238,499)	(145,753)

Other income (expense):
Interest income, net of expense	153,547	505,478
Other income, net of expense	(17,591)	—
Derivative financial instruments	(4,917,750)	1,364,400

Total other income (expense)	(4,781,794)	1,869,878

Income (loss) before income taxes	(6,020,293)	1,724,125
Provision (benefit) for income taxes	(274,912)	123,000

Net(loss) income	$(5,745,381)	$1,601,125

Net(loss) income per share:
Basic and diluted	$(0.45)	$0.14

Weighted average shares:
Basic and diluted	12,836,026	11,730,100

GTT Full Year 2005 and 2006 Non-GAAP Combined Financial Information

	Historical
	Predecessor	Historical	Historical		Historical	Historical	Historical
	GII	Predecessor	Successor	Non-GAAP	Predecessor	Predecessor	Successor	Non-GAAP
	twelve months	ETT	Mercator	Combined	GII	ETT	Mercator/GTT	Combined
	ended	year ended	year ended	year ended	January 1-	January 1-	year ended	year ended
	December 31,	December 31,	December 31,	December 31,	October 15,	October 15,	December 31,	December 31,
	2005 (1)	2005	2005	2005 (2)	2006 (3)	2006	2006	2006 (4)
Revenue
Telecommunications revenue sold	$15,279,104	$34,711,639	$—	$49,990,743	$14,636,595	$26,122,950	$10,470,502	$51,230,047

Operating Expenses
Cost of Revenue	10,508,255	24,506,895	—	35,015,150	10,256,797	18,583,780	7,784,193	36,624,770
Selling, General & Admin	5,560,857	10,170,036	358,892	16,089,785	4,229,496	8,625,233	3,981,423	16,836,152
Depreciation and Amortization	124,427	269,513	—	393,940	11,923	194,468	521,854	728,245

Operating income (loss)	(914,435)	(234,805)	(358,892)	(1,508,132)	138,379	(1,280,531)	(1,816,968)	(2,959,120)
(1)	Represents the arithmetic combination of (a) the results of operations of GII for its fiscal year ended September 30, 2005, plus (b) the results of operations of GII for its quarter ended December 31, 2005, minus (c) the results of operations of GII for its quarter ended December 31, 2004. GII’s results of operations for the twelve months ended December 31, 2005 are being presented here solely for the purpose of computing our non-GAAP combined financial information for the year ended December 31, 2005 and are not indicative of what GII’s results of operations would be for its fiscal year. You should not consider GII’s results of operations for the twelve months ended December 31, 2005 in isolation. Please read GII’s historical financial information, which will be contained in GTT’s annual report on Form 10-K for the year ended December 31, 2006.

(2)	Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of ETT for the year ended December 31, 2005, plus (b) the results of operations of GII for the twelve months ended December 31, 2005, plus (c) GTT’s results of operations for the year ended December 31, 2005.

(3)	Represents the arithmetic combination of (a) the results of operations of GII for its fiscal year ended September 30, 2006, plus (b) the results of operations of GII for its period from October 1, 2006 to October 15, 2006, minus (c) the results of operations of GII for its quarter ended December 31, 2006. GII’s results of operations for the period from January 1, 2006 to October 15, 2006 are being presented here solely for the purpose of computing our non-GAAP combined financial information for the year ended December 31, 2006 and are not indicative of what GII’s results of operations would be for that period. You should not consider GII’s results of operations for the period from January 1, 2006 to October 15, 2006 in isolation. Please read GII’s historical financial information, which will be contained in GTT’s annual report on Form 10-K for the year ended December 31, 2006.

(4)	Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of ETT for the period from January 1, 2006 to October 15, 2006, plus (b) the results of operations of GII for the period from January 1, 2006 to October 15, 2006, plus (c) GTT’s results of operations for the year ended December 31, 2006.

GTT Fourth Quarter 2005 and Fourth Quarter 2006 Non-GAAP Combined Financial Information

	Historical	Historical	Historical			Historical	Historical	Historical
	Predecessor	Predecessor	Successor	Non-GAAP		Predecessor	Predecessor	Successor	Non-GAAP
	GII	ETT	Mercator	Combined		GII	ETT	Mercator/GTT	Combined
	quarter ended	quarter ended	quarter ended	quarter ended		October 1-	October 1-	quarter ended	quarter ended
	December 31,	December 31,	December 31,	December 31,		October 15,	October 15,	December 31,	December 31,
	2005	2005	2005	2005 (1)		2006	2006 (2)	2006	2006 (3)
Revenue
Telecommunications revenue sold	$4,148,547	$7,849,487	$—	$11,998,034		$825,082	$1,404,533	$10,470,502	$12,700,117

Operating Expenses
Cost of Revenue	3,109,860	5,329,104	—	8,438,964		545,648	1,130,229	7,784,193	9,460,070
Selling, General & Admin	1,351,881	2,653,866	145,753	4,151,500	34.6%	209,050	1,039,164	3,402,954	4,651,168
Depreciation and Amortization	40,292	67,378		107,670		4,751	3,470	521,854	530,075

Operating income (loss)	(353,486)	(200,861)	(145,753)	(700,100)		65,633	(768,331)	(1,238,499)	(1,941,197)
(1)	Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of GII for the quarter ended December 31, 2005, plus (b) the results of operations of ETT for the quarter ended December 31, 2005, plus (c) GTT’s results of operations for the quarter ended December 31, 2005.

(2)	Represents the arithmetic difference between (a) the results of operations of ETT for the period from January 1, 2006 to October 15, 2006 minus (b) the results of operations of ETT for the nine months ended September 30, 2006. You should not consider ETT’s results of operations for the period from October 1, 2006 to October 15, 2006 in isolation. Please read ETT’s historical financial information , which will be contained in GTT’s annual report on Form 10-K for the year ended December 31, 2006.

(3)	Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of GII for the period from October 1, 2006 to October 15, 2006, plus (b) the results of operations of ETT for the period from October 1, 2006 to October 15, 2006, plus (c) GTT’s results of operations for the period from October 16, 2006 to December 31, 2006.

ANNEX A: Non-GAAP Financial Information
Non-GAAP Combined Financial Information
Because GTT was a company with no material business or operations prior to the completion of the Acquisitions on October 15, 2006, GTT is presenting its results of operations, combined on an arithmetic basis, with those of GII and ETT for the relevant periods of each company during the years and the quarters ended December 31, 2005 and 2006. We refer to such combined financial information as being presented on a “non-GAAP combined” basis. Such non-GAAP combined financial information only constitutes the arithmetic sums described above with respect to those periods and does not give effect to purchase accounting, cost savings, interest expense or other pro forma adjustments resulting from the Acquisitions of GII and ETT for periods prior to October 16, 2006. GTT’s historical financial information for the period from October 16 to December 31, 2006 gives effect to purchase accounting adjustments in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” GTT is presenting and analyzing non-GAAP combined financial information for informational purposes because management believes that presenting such non-GAAP financial information will be useful to investors for comparative purposes. Because of the method by which the non-GAAP combined financial information was compiled, GTT’s analysis compares results of different companies over different periods using different bases of accounting, and the non-GAAP combined financial information may not be indicative of GTT’s future results or of what GTT’s results would have been had the Acquisitions of GII and ETT occurred as of the first day of the periods presented. Therefore, you should not consider the non-GAAP combined financial information in isolation or view it as a substitute for any financial information of GTT, GII or ETT that is prepared in accordance with GAAP. You should read the non-GAAP combined financial information and this analysis in conjunction with the separate financial statements of the companies included in this press release, along with the financial statements and discussion of those financial statements that will be included in GTT’s annual report on Form 10-K for the year ended December 31, 2006.
Non-GAAP Combined Revenue
Non-GAAP combined revenue is the arithmetic combination of the revenue of GTT, GII and ETT for the periods presented, as described above under “—Non-GAAP Combined Financial Information.” Under SFAS No. 141, $0.8 million of deferred revenue that existed as of October 15, 2006 and was received by GTT during the period from October 15, 2006 to December 31, 2006 was not included in GTT’s reported revenues for that period or in GTT’s non-GAAP combined revenues for the quarter and the year ended December 31, 2006 and was instead recorded as a part of goodwill, net of cost, as a result of the Acquisitions. Non-GAAP combined revenue for the quarter and the year ended December 31, 2006 includes such deferred revenues.

Non-GAAP Combined Gross Margin
Non-GAAP combined gross margin for the 2006 fiscal year and the 2006 fourth quarter includes the effect of $0.1 million of cost of revenues associated with the $0.8 million of deferred revenues that are included in non-GAAP combined revenues.
Adjusted EBITDA
Adjusted EBITDA represents non-GAAP combined operating income before depreciation and amortization, adjusted to take account of deferred revenues (and associated expenses) that were eliminated as a result of purchase accounting adjustments in connection with the Acquisitions and certain one-time option expenses associated with the completion of the Acquisitions. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.
In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.
The following is a reconciliation of Adjusted EBITDA to non-GAAP combined operating income:

	Non-GAAP Combined Year Ended		Non-GAAP Combined Quater Ended
	December 31,		December 31,
	2005	2006	2005	2006
Operating income (loss)	$(1,508,132)	$(2,959,120)	$(700,100)	$(1,941,197)

Depreciation and Amortization	393,940	728,245	107,670	530,075

Deferred Revenue (1)	—	819,162	—	819,162

Deferred Cost of Revenue (2)	—	(131,061)	—	(131,061)

SG&A Adjustment (3)	—	457,807	—	457,807

Adjusted EBITDA	$(1,114,192)	$(1,084,967)	$(592,430)	$(265,214)

(1)	Represents deferred revenue that existed as of October 15, 2006 and was received by GTT during the period from October 15, 2006 to December 31, 2006 but was recorded as a part of goodwill, net of cost, as a result of the Acquisitions.

(2)	Represents $0.1 million of cost of revenues associated with the $0.8 million of deferred revenues.

(3)	Represents option exercise expenses resulting from the Acquisitions.